Exhibit 10.29

AMENDMENT #1

TO THE

DEFERRED BONUS PLAN FOR

EXECUTIVES OF BRYN MAWR BANK CORPORATION

(As Amended and Restated Effective January 1, 2008)

THIS AMENDMENT is made this 20th day of December, 2012, by Bryn Mawr Bank Corporation (hereinafter referred to as the “Corporation”).

W I T N E S S E T H:

WHEREAS, the Corporation maintains the Deferred Bonus Plan for Executives of Bryn Mawr Bank Corporation, as last amended and restated effective January 1, 2008 (the “Plan”); and

WHEREAS, the Corporation deems it necessary and desirable to amend the Plan to change the eligibility standards for participation in the Plan.

NOW, THEREFORE, the Plan is hereby amended by revising 1.11 thereof to read as follows:

1.11 “Executive” means an employee of a Participating Employer who is a member of a select group of management or highly compensated employees and who is eligible to make a deferral election under the Plan. An employee will be eligible to make a deferral election under the Plan for a Plan Year if his compensation for the prior Plan Year was at least (a) for purposes of the deferral of bonuses awarded with respect to Plan Years prior to 2013, $100,000, and (c) for purposes of the deferral of bonuses awarded with respect to 2013 and subsequent Plan Years, the maximum amount of compensation which can be taken into account in the administration of tax-qualified plans under Section 401(a)(17) of the Code with respect to such Plan Year (e.g., $255,000 for 2013). For purposes of this section, compensation for the prior Plan Year shall mean the employee’s compensation reported on Form W-2, including the bonus which was payable to the employee in such prior Plan Year, regardless of whether all or some portion of the bonus was not reported on Form W-2 as a result of being deferred under the Plan. Additionally, the Administrator may designate a newly hired employee of a Participating Employer as an Executive eligible to make a deferral election during the Plan Year in which he is hired and the following Plan Year, if such employee’s annualized compensation from the Participating Employer at the time of hire is expected to equal or exceed $100,000 or the maximum amount under Section 401(a)(17) of the Code, as applicable pursuant to clauses (a) and (b) above.

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed by its duly authorized officers and its corporate seal to be impressed hereon on the date first above written.

ATTEST:	BRYN MAWR BANK CORPORATION

/s/ Diane McDonald	By:	/s/ Geoffrey L. Halberstadt